 WISCONSIN PUBLIC SERVICE CORPORATION                                EXHIBIT D


                        SALES OF ELECTRIC ENERGY AND GAS

                               Calendar Year 1996


                                           Wisconsin            Wisconsin
                                         Public Service        River Power
                                           Corporation           Company
                                         --------------        -----------
(a)  Electric energy
       sold (at retail or
       wholesale) (KWH)                  11,011,842,222        226,023,000

       Intercompany                           None              75,341,000*
       Other                             11,011,842,222        150,682,000*

     Gas distributed at
       retail (MCF)                          41,019,755**          None

       Intercompany                           None                 None
       Other                                 41,019,755**          None

(b)  Electric energy distributed
       at retail outside state
       of organization (KWH)                291,149,981            None

     Gas distributed at
       retail outside state
       of organization (MCF)                  1,012,223**          None

(c)  Electric energy sold at
       wholesale outside state
       of organization or at
       state line (KWH)                      10,990,600            None

     Gas sold at wholesale
       outside state of organization
       or at state line (MCF)                 None                 None

(d)  Electric energy purchased
       outside state of organization
       or at state line (KWH)                 None#               None

     Gas purchased outside state
       of organization or at
       state line (MCF)                      41,019,755           None

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WISCONSIN PUBLIC SERVICE CORPORATION                                 EXHIBIT D
                                                                   (CONTINUED)




 * Quantities shown represent actual deliveries. By contract, each of the three purchasers of the output of Wisconsin River Power Company is entitled to receive, and is required to pay for one-third of the total output.

** "Gas distributed at retail" and "Gas distributed at retail outside state of organization" include 13,970,091 MCF and 312,287 MCF, respectively, of sales to Large Commercial and Industrial Customers (those using 2,000
     CCF within one month of a year) under the Company's retail rates.
     Industrial usage is indeterminable.

# Receipts of 78,275 kWh of interchange energy were offset by deliveries of 361 kWh to same supplier at other points in the system. These deliveries (and other offsetting deliveries of interchange energy) are omitted from Wisconsin Public Service Corporation sales shown above.